      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1998

                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               HICKOK INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

             Ohio                                         34-0288470
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

            10514 Dupont Avenue, Cleveland, Ohio 44108 (216) 541-8060
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          Hickok Incorporated 1997 Outside Directors Stock Option Plan

            Hickok Incorporated 1995 Outside Directors Stock Option
                                      Plan

            Hickok Incorporated 1997 Key Employees Stock Option Plan

            Hickok Incorporated 1995 Key Employees Stock Option Plan

                           (FULL TITLES OF THE PLANS)



                                Robert L. Bauman
                 Chairman, President and Chief Executive Officer
                               Hickok Incorporated
                               10514 Dupont Avenue
                              Cleveland, Ohio 44108
                                 (216) 541-8060

                                    Copy to:

                             Michael L. Miller, Esq.
                          Calfee, Halter & Griswold LLP
                        1400 McDonald Investment Center
                               800 Superior Avenue
                              Cleveland, Ohio 44114
                                 (216) 622-8200


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                                             CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                       Proposed
                                                        Maximum          Proposed Maximum
   Title of Securities to be        Amount to be    Offering Price      Aggregate Offering
           Registered                Registered      Per Share (1)          Price (1)           Amount of Registration Fee
--------------------------------- ----------------- ---------------- ------------------------- -----------------------------
Class A Common Shares, $1.00
par value per share, issuable
upon exercise of options            191,000 (2)         $8.375              $1,599,625                     $472

============================================================================================================================

(1)      Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices as quoted on The Nasdaq Stock Market for September 14, 1998.

(2)      Of the 191,000 Class A Common Shares being registered, an aggregate of (i) 21,000 shares are issuable upon exercise of options granted pursuant to the Hickok Incorporated 1997 Outside Directors Stock Option Plan, (ii) 70,000 shares are issuable upon exercise of options granted pursuant to the Hickok Incorporated 1997 Key Employees Stock Option,
         (iii) 30,000 shares are issuable upon exercise of options granted pursuant to the Hickok Incorporated 1995 Outside
         Directors Stock Option Plan, and (iv) 70,000 shares are issuable upon exercise of options granted pursuant to the
         Hickok Incorporated 1995 Key Employees Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Hickok Incorporated (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

               1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

               2. The Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1997, March 31, 1998 and June 30, 1998;

               3. The Company's Current Report on Form 8-K, dated February 17, 1998; and

               4.   The Company's Form 8-A (Reg. No. 147).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Michael L. Miller, a partner of Calfee, Halter & Griswold LLP, is the Company's Secretary and a Director of the Company, and as of August 31, 1998 beneficially owned 9,000 Common Shares, including 4,000 Common Shares which he has the right to acquire within 60 days after August 31, 1998 through the exercise of stock options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Ohio Revised Code sec.1701.13(E) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity with another corporation or enterprise, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

         Article IV of the Company's Amended Code of Regulations provides for the indemnification of Directors and officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 16, 1998.

                               HICKOK INCORPORATED

                               By: /s/ Robert L. Bauman
                                  --------------------------------------
                                  Robert L. Bauman, Chairman, President
                                  and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 16, 1998.

/s/ Robert L. Bauman
------------------------------           Chairman, President and Chief Executive Officer
Robert L. Bauman                         (Principal Executive Officer)

/s/ Eugene T. Nowakowski
------------------------------           Chief  Financial  Officer   (Principal   Accounting  and
Eugene T. Nowakowski                     Financial Officer)

/s/ Thomas H. Barton
------------------------------           Director
Thomas H. Barton

/s/ Harry J. Fallon
------------------------------           Director
Harry J. Fallon

/s/ T. Harold Hudson
------------------------------           Director
T. Harold Hudson

/s/ George S. Lockwood, Jr.
------------------------------           Director
George S. Lockwood, Jr.

/s/ Michael L. Miller
------------------------------           Director
Michael L. Miller

/s/ Janet H. Slade
------------------------------           Director
Janet H. Slade

                               HICKOK INCORPORATED
                                  EXHIBIT INDEX
                                  -------------


   Exhibit No.                                            Exhibit Description
   -----------                                            -------------------

        4.1     Articles of Incorporation and Code of Regulations. (A)

        4.2 Amendment to Articles of Incorporation (incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30,
                1995).

        4.3     1997 Outside Directors Stock Option Plan.

        4.4     1997 Key Employees Stock Option Plan.

        4.5     1995 Outside Directors Stock Option Plan.

        4.6     1995 Key Employees Stock Option Plan.

        5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being registered.

        23.1    Consent of Meaden & Moore, Ltd.

        23.2    Consent of Calfee, Halter & Griswold LLP (included in Exhibit
                5.1 of this Registration Statement).

------------------

(A) Reference is made to the Company's basic documents filed as Exhibits 3(a) and 3(b) to the Company's Registration Statement on Form S-1, dated September 1, 1959, as supplemented by Amendments 1 and 2 thereto, dated respectively October 15, 1959, and October 19, 1959 (the October 15, 1959 amendment containing an Amendment to Articles of Incorporation, dated September 29, 1959) and such exhibits are hereby incorporated by reference herein.






                                     E-1